As filed with the Securities and Exchange Commission on December __, 2003.

                                                   Registration No 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                     -------------------------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                              --------------------
                 (State or other jurisdiction of incorporation)

                                                  8229 Boone Blvd. #802
                                                 Vienna, Virginia  22182
         84-09l6344                                (703) 506-9460
  -----------------------             --------------------------------------
    (IRS Employer I.D.              Address, including zip code, and telephone
         number           Number) including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                      As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

19

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                          Proposed       Proposed
 Class of                               Maximum       Maximum
Securities              Securities     Offering       Aggregate      Amount of
  to be                   to be        Price Per      Offering     Registration
Registered              Registered     Share (1)       Price            Fee
-----------             ----------     ----------     ---------    -----------

Common stock (2)         3,990,967       $1.07       $4,270,335        $393

------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457(c).
(2)  Shares of common stock to be sold by the selling shareholders.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series I Warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               CEL-SCI CORPORATION
                        3,990,967 shares of Common Stock

      By means of this prospectus seven shareholders of CEL-SCI Corporation are offering to sell up to 2,999,964 shares of CEL-SCI's common stock plus 991,003 additional shares of common stock issuable upon the exercise of CEL-SCI's Series J warrants.

    The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Prospective investors should consider certain important factors described under "Risk Factors" beginning on page 4 of this prospectus.

    These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission Nor Has the Commission Passed Upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

    CEL-SCI's common stock is traded on the American Stock Exchange. On December __, 2003 the closing price of CEL-SCI's common stock on the American Stock Exchange was $___.











                The date of this prospectus is December __, 2003

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE(R), its first, and main product, using CEL-SCI's proprietary cell culture technologies. CEL-SCI is testing MULTIKINE to determine if it is effective in creating an anti-cancer immune response in head and neck cancer patients, and in HIV-infected women with Human Papilloma Virus induced cervical dysplasia, the precursor stage before the development of cervical cancer.

      LEAPS, another technology of CEL-SCI, is being tested by CEL-SCI to determine if it is effective in developing potential treatments and/or vaccines against various diseases. Present target diseases are herpes simplex and malaria.

      Using the LEAPS technology, CEL-SCI discovered a peptide, named CEL-1000, which is currently being tested in animals for the prevention/treatment of herpes simplex, malaria, viral encephalitis, smallpox, vaccinia and a number of other indications. CEL-1000 is also being tested as a bio-terrorism agent by the National Institute of Allergy and Infectious Diseases and by the U.S. Army Research Institute of Infectious Diseases.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

    All of CEL-SCI's products are in the development stage. As of December 1, 2003 CEL-SCI was not receiving any revenues from the sale of MULTIKINE or any other products which CEL-SCI was developing.

     CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(86,600,000) at September 30, 2003 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

      By means of this prospectus seven shareholders of CEL-SCI are offering to sell 2,999,964 shares of common stock plus 991,003 additional shares issuable upon the exercise of CEL-SCI's Series J warrants. CEL-SCI refers to the owner of these shares as the selling shareholders in this prospectus.

Common Stock:   As of December 1, 2003 CEL-SCI had  65,121,384  shares of common
Outstanding    stock issued and outstanding.  The number of outstanding  shares does not give  effect  to shares  which  may be issued  upon the
                exercise  and/or  conversion  of  options,   warrants  or  other
                convertible  securities  held  by the  selling  shareholders  or other  persons.  If all  outstanding  warrants  and  convertible
                securities,   including   the  warrants   held  by  the  selling
                shareholders,  were exercised and converted,  CEL-SCI would have
                79,766,479    outstanding    shares   of   common   stock.   See
                "Comparative Share Data".

Risk Factors: The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

Summary Financial Data

Results of Operations:                 Years Ended September 30,
                                         2003         2002

Grant Revenue and Other:               $318,204    $  384,939
                                       --------    ----------
Expenses:
   Research and Development           1,915,501     4,699,909
   Depreciation and Amortization        199,117       226,514
   General and Administrative         2,287,019     1,754,332
   Interest Income                      (52,502)      (85,322)
   Interest Expense                   2,340,667     2,131,750
                                      ---------     ---------
   Net Loss                         $(6,371,498)  $(8,342,244)

   Net Loss Attributable to
     Common Stockholders            $(6,480,319)  $(9,989,988)
                                    ============  ============
   Net loss per common share
     (basic and diluted)                 $(0.13)  $     (0.35)
                                  =============   ===========
Weighted average common
  shares outstanding                 50,961,457    28,746,341
                                  =============    ==========

Balance Sheet Data:
                                            September 30,
                                         2003           2002
                                         ----           ----

Working Capital                     $   531,742    $  690,804
Total Assets                          2,915,206     3,771,258
Convertible Debt *                       32,882       639,288
Note Payable - Covance *                184,330            --
Note Payable - Cambrex*                 656,076     1,135,017
Total Liabilities                     1,690,100     2,709,087
Stockholders' Equity                  1,225,106     1,062,171

*     Included in Total Liabilities.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves the risks described below, which could adversely affect the price of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the shares offered by this prospectus.

RISKS RELATED TO CEL-SCI

Since CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses, CEL-SCI Will Require Additional Capital to Remain in Operation.

      CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through September 30, 2003 CEL-SCI incurred net losses of approximately $(86,600,000). During the years ended September 30, 2001, 2002 and 2003 CEL-SCI suffered losses of $(10,733,679), $(8,342,244) and
$(6,371,498) respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities and convertible notes to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

      There can be no assurance CEL-SCI will be profitable. At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI. CEL-SCI does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

CEL-SCI Will Require Additional Capital for its Clinical Trials and Research.

      CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. In any event, CEL-SCI will need additional funding to continue its clinical trials and research efforts.

If CEL-SCI cannot obtain additional capital, CEL-SCI may have to delay or postpone development and research expenditures which may influence CEL-SCI's ability to produce a timely and competitive product.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses. Although CEL-SCI's equity line of credit agreement is expected to be a source of funding, the amounts which CEL-SCI is able to draw from the equity line during each drawdown period may not satisfy CEL-SCI's capital needs.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

     Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by CEL-SCI, VTI or its licensees, and there can be no assurance that such approvals will be granted. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted.

CEL-SCI has, at the present time, only one source of Multikine and if this source could not, for any reason, supply CEL-SCI with Multikine, CEL-SCI estimates that it would take approximately six to ten months to obtain supplies of Multikine under an alternative manufacturing arrangement, in which case CEL-SCI may have to delay its research and development activities.

      CEL-SCI has an agreement with an unrelated corporation for the production, until 2006, of Multikine. CEL-SCI does not know what cost it would incur to obtain an alternative source of supply.

CEL-SCI may not be able to achieve or maintain a competitive position and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and infectious diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's Patents Might Not Protect CEL-SCI's Technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

     Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent expired in 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with MULTIKINE.


Although CEL-SCI has product liability insurance for MULTIKINE, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

CEL-SCI is dependent for its success on the continued availability of its executive officers and the loss of management and scientific personnel could adversely affect CEL-SCI.

      The loss of the services of any of CEL-SCI's executive officers could have an adverse effect on CEL-SCI's business. CEL-SCI does not carry key man life insurance on any of its officers. CEL-SCI's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that CEL-SCI will be able to hire and retain such necessary personnel.

RISKS RELATED TO THIS OFFERING

Since the Market Price for CEL-SCI's Common Stock is Volatile, Investors in This Offering May Not Be Able to Sell Any of CEL-SCI's Shares at a Profit.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

      Shares issuable upon the exercise of options and warrants, the conversion of promissory notes, or as a result of sales made in connection with the equity line of credit may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

     CEL-SCI has outstanding options, warrants and convertible notes which allow the holders to acquire additional shares of CEL-SCI's common stock. In some cases CEL-SCI has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities issuable upon the exercise of the options warrants or upon the conversion of the promissory notes will be available for public sale. Such filings could result in substantial expense to CEL-SCI and could hinder future financings by CEL-SCI.

      Until the options, warrants and other convertible securities expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options, warrants and other convertible securities may exercise or convert these securities at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options and warrants or the conversion of notes will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock. The sale of the shares of common stock issuable upon the exercise of the options or the conversion of the notes could adversely affect the market price of CEL-SCI's stock.

      In addition, an unknown number of shares of common stock, which may be sold by means of a separate registration statement filed with the Securities and Exchange Commission, are issuable under a equity line of credit arrangement to Rubicon Group Ltd. As CEL-SCI sells shares of its common stock to Rubicon Group under the equity line of credit, and Rubicon Group sells the common stock to third parties, the price of CEL-SCI's common stock may decrease due to the additional shares in the market. If CEL-SCI decides to draw down on the equity line of credit as the price of its common stock decreases, CEL-SCI will be required to issue more shares of its common stock for any given dollar amount invested by Rubicon Group, subject to the minimum selling price specified by CEL-SCI. The more shares that are issued under the equity line of credit, the more CEL-SCI's then outstanding shares will be diluted and the more CEL-SCI's stock price may decrease. Any decline in the price of CEL-SCI's common stock may encourage short sales, which could place further downward pressure on the price of CEL-SCI's common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale.

      See the "Comparative Share Data" section of this prospectus for more information concerning CEL-SCI's outstanding options, warrants and other convertible notes as well as the equity line and warrants which were granted to Rubicon Group as consideration for extending the equity line of credit.

                             COMPARATIVE SHARE DATA

                                                  Number of          Note
                                                   Shares         Reference

   Shares outstanding as of December 1, 2003     65,121,384

   Shares to be sold in this Offering:            3,990,967             A

      The number of shares outstanding as of December 1, 2003 excludes shares which may be issued upon the exercise of options or warrants or the conversion of notes described below.

Other Shares Which May Be Issued:

      The following table lists additional shares of CEL-SCI's common stock which may be issued pursuant to the equity line of credit agreement and as the result of the exercise of other outstanding options or warrants issued by CEL-SCI:


                                                    Number of           Note
                                                     Shares          Reference


   Shares issuable upon exercise of warrants        2,895,185            B
   held by private investors

   Shares issuable upon conversion of Cambrex note    563,000            C

   Shares issuable pursuant to equity line of credit  Unknown            D

   Shares issuable upon exercise of equity line
     warrants                                         395,726            D

   Shares issuable upon exercise of options and    10,600,181            E
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and third parties

   Shares issuable upon exercise of options           200,000            F
   granted to investor relations consultants

A. On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering, and the sales agent for five of the investors, received Series J warrants which, as of November 30, 2003, allowed the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006. The shares purchased by the Selling Shareholders, as well as the shares issuable upon the exercise of the Series J warrants, are being offered to the public by means of this prospectus.

      See the "Selling Shareholders" section of this prospectus for additional information concerning the selling shareholders.

B. In April 2001, CEL-SCI entered into an equity line of credit agreement with Paul Revere Capital Partners. During the term the equity line of credit, which expired in June 2003, CEL-SCI received net proceeds of $2,074,692 from the sale of 5,430,960 shares of common stock pursuant to the terms of the equity line. As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

      In August 2001, three private investors exchanged their warrants for CEL-SCI's Series E warrants. As of December 1, 2003 the Series E warrants collectively allow the holders to purchase up to 570,627 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004. In August 2003, in accordance with the terms of the Series E preferred stock, CEL-SCI issued warrants which permit the holders to purchase an additional 23,758 shares of CEL-SCI's common stock at a price of $0.77 per share at any time prior to August 17, 2006.

       In July and September 2002, CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. As of June 30, 2003 all of the Series G notes had been converted into 8,390,746 shares of CEL-SCI's common stock. As of December 1, 2003 the Series G warrants allowed the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009.

       In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. As of December 1, 2003 all of the Series H notes had been converted into 3,233,229 shares of CEL-SCI's common stock. As of December 1, 2003 the Series H warrants allowed the holders to purchase up to 550,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010.

      In May 2003, CEL-SCI sold shares of its common stock plus Series I warrants to a strategic partner, at prices equal to or above the then current price of CEL-SCI's common stock. As of December 1, 2003 the Series I warrants allowed the holder to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2008.

      The warrant exercise price, and the number of shares issuable upon the exercise of the Series G and H warrants are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities".

C. In November 2001, CEL-SCI gave a promissory note in the principal amount of $1,172,517 to Cambrex Bio Sciences, Inc. The note represented the cost of CEL-SCI's use of the Cambrex manufacturing facility for the three months ended January 10, 2002 to produce MULTIKINE for CEL-SCI's clinical trials. The amount due Cambrex bears interest at the prime interest rate, plus 3%, which is adjusted monthly. As of December 1, 2003 the prime interest rate was 4% and the interest rate on the amount due Cambrex was 7%. The note is due in full, including accrued interest, on January 2, 2004. As of December 1, 2003 CEL-SCI had made $485,525 in principal payments on the note. Cambrex, at its option, may convert all or part of the amount due Cambrex into shares of CEL-SCI's common stock. The number of shares to be issued to Cambrex upon any conversion of the note will be determined by dividing that portion of the note to be converted by the Conversion Price. The "Conversion Price" is an amount equal to 90% of the average of the closing prices of CEL-SCI's common stock for the three trading days immediately prior to the conversion date. The Conversion Price may not be less than $0.22. As of December 1, 2003 Cambrex had not converted any part of the note into shares of CEL-SCI's common stock. The actual number of additional shares issuable upon the conversion of the Cambrex note will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the Cambrex note cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on December 1, 2003, CEL-SCI would be required to issue approximately 563,000 shares of common stock if the outstanding amount owed to Cambrex was converted on December 1, 2003.

D. An unknown number of shares of common stock are issuable under the equity line of credit agreement between CEL-SCI and Rubicon Group, Ltd. As consideration for extending the equity line of credit, CEL-SCI granted Rubicon Group warrants to purchase 395,726 shares of common stock at a price of $0.83 per share at any time prior to September 16, 2008.

      Under the equity line of credit agreement, Rubicon Group has agreed to provide CEL-SCI with up to $10,000,000 of funding over a two year period ending on the date that the registration statement relating to the shares to be sold pursuant to the equity line of credit is declared effective by the Securities and Exchange Commission. During this period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Rubicon Group and Rubicon Group will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Rubicon Group and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Rubicon Group, stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

      If CEL-SCI sets a minimum price which is too high and CEL-SCI's stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount CEL-SCI can draw and the number of shares CEL-SCI will sell to Rubicon Group will be reduced. On the other hand, if CEL-SCI sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, CEL-SCI will have to issue a greater number of shares to Rubicon Group based on the reduced market price.

      As of December 1, 2003 CEL-SCI had not requested any drawdowns under the equity line of credit since the registration statement relating to the shares to be sold pursuant to the equity line had not been declared effective by the Securities Exchange Commission.

E. The options are exercisable at prices ranging from $0.16 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

F. CEL-SCI has granted options for the purchase of 200,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $1.63 and $2.50 per share and expire between February 2004 and June 2006.

       The shares referred to in Notes B, D and E are being, or will be, offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                              SELLING SHAREHOLDERS

      On December 1, 2003, CEL-SCI sold 2,994,964 shares of its common stock, to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors in the private offering received Series J warrants, which as of November 30, 2003, allowed the investors to purchase 899,988 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006.

      In connection with this financing, Reedland Capital Partners, an Institutional Division of Financial West Group, received a commission of $64,999 plus Series J warrants to purchase 91,015 shares of CEL-SCI's common stock at $1.32 per share for its role as the sales agent for a number of the investors. The 91,015 shares are also being offered to the public by means of this prospectus.

         CEL-SCI refers to the owners of these shares and the Series J warrants as the selling shareholders in this prospectus. CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholders. The name of, and the shares to be sold by, the selling shareholders are:

                                              Shares Which
                                                 May be
                                                Acquired     Shares to   Owner-
                                              Upon Exercise   be Sold     ship
                                    Shares     of Series J    in this    After
      Name                          Owned       Warrants     Offering  Offering
----------------                   --------    ------------   --------  --------
Cher Ami Holdings, Inc.           1,470,588      441,176     1,911,764       --
Attn: Dr. Vincent Fischer-Zernin
Weiss, Walter, Fischer-Zernin
20354 Hamburg
Neuer Wall 7I Germany

Longview International Equity
  Fund, L.P.                        235,294       70,588       305,882       --
c/o: Redwood Grove Capital
   Management, LLC
25 Longview Court
Hillsborough, CA 94010

Longview Equity Fund, L.P.          352,941      105,882       458,823       --
C/O: Redwood Grove Capital
   Management, LLC
25 Longview Court
Hillsborough, CA 94010

Longview Fund, L.P.                 235,294      70,588        305,882       --
1325 Howard Ave., #422
Burlingame, CA 94010

Enable Growth Partners              117,647      35,294        152,941       --
One Sansome St., Suite 2900
San Francisco, CA 94104

Capital Ventures International      588,200     176,460        764,660       --
c/o Heights Capital Management
425 California St., Suite 1100
San Francisco, CA 94104

Reedland Capital Partners
30 Sunnyside Avenue
Mill Valley, CA 94941                    --      91,015         91,015       --
                                 ----------    --------       --------
                                  2,999,964     991,003      3,990,967
                                  =========     =======      =========

      For purposes of the foregoing table, it is assumed that all shares owned, or which may be acquired, by the selling shareholders are sold to the public by means of this prospectus.

Plan of Distribution

      The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o    privately negotiated transactions;
o    short sales;
o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of CEL-SCI or derivatives of CEL-SCI securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     CEL-SCI is required to pay all fees and expenses incident to the registration of the shares.

      CEL-SCI has advised the selling shareholders that in the event of a "distribution" of the shares owned by the selling shareholders, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised the selling shareholders that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

                            DESCRIPTION OF SECURITIES

Common Stock

         CEL-SCI is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

         Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

         CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

Warrants Held by Private Investors

      In April 2001, CEL-SCI entered into an equity line of credit agreement with Paul Revere Capital Partners. As consideration for extending the equity line of credit, which expired in June 2003, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

      In August 2001, three private investors exchanged their warrants for CEL-SCI's Series E warrants. As of December 1, 2003 the Series E warrants collectively allowed the holders to purchase up to 570,627 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004. In August 2003, in accordance with the terms of the Series E preferred stock, CEL-SCI issued warrants which permit the holders to purchase an additional 23,758 shares of CEL-SCI's common stock at a price of $0.77 per share at any time prior to August 17, 2006.

      In July and September 2002, CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. All of the Series G convertible notes have since been converted into shares of CEL-SCI's common stock. As of December 1, 2003 the Series G warrants collectively allowed the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009. Every three months after December 9, 2003, the exercise price of the Series G warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on that date.

         In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. All of the Series H Convertible notes have since been converted into shares of CEL-SCI's common stock. As of December 1, 2003 the Series H warrants collectively allowed the holders to purchase up to 550,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010. Every three months after September 26, 2003 the exercise price of the Series H warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on that date.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series G or H warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the exercise price of the Series G or H warrants will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the exercise price of the Series G or H warrants nor the shares issuable upon the exercise of the Series G or H warrants will be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

o    in connection with a merger or acquisition or a strategic partnership;

o upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with CEL-SCI's equity incentive policies;

o pursuant to the conversion or exercise of securities which were outstanding prior to July 12, 2002 in the case of the Series G warrants and January 7, 2003 in the case of the Series H warrants;

o    to key officers of CEL-SCI in lieu of their respective salaries.

      In May 2003, CEL-SCI sold shares of its common stock plus Series I warrants to a private investor, at prices equal to or above the then current price of CEL-SCI's common stock. As of December 1, 2003 the Series I warrants allowed the holder to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2008.

      In September 2003, CEL-SCI entered into an equity line of credit agreement with Rubicon Group Ltd. in order to establish a possible source of funding for the development of CEL-SCI's technologies. As consideration for extending the equity line of credit, CEL-SCI granted Rubicon Group warrants to purchase 395,726 shares of common stock at a price of $0.83 per share at any time prior to September 16, 2008.

    On December 1, 2003, CEL-SCI sold 2,999,964 shares of its common stock to a group of private institutional investors for approximately $2,550,000, or $0.85 per share. As part of this transaction, the investors and the sales agent for a number of the investors received Series J warrants which, as of December 1, 2003, allowed the investors to purchase 991,003 shares of CEL-SCI's common stock at a price of $1.32 per share at any time prior to December 1, 2006.

Transfer Agent

     Computershare Trust Co., Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

      The financial statements incorporated in this prospectus by reference from CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus).

Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

      The following documents filed with the Commission by CEL-SCI (Commission File No. 0-11503) are incorporated by reference into this prospectus:

o CEL-SCI's Annual Report on Form 10-K for the fiscal year ended September 30, 2003,
o CEL-SCI's Proxy Statement relating to its March 31, 2003 shareholders' meeting.

      All documents filed with the Securities and Exchange Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.

                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary.......................................................
Risk Factors.............................................................
Comparative Share Data...................................................
Selling Shareholders.....................................................
Description of Securities................................................
Experts..................................................................
Indemnification..........................................................
Additional Information...................................................



                                  Common stock

                               CEL-SCI CORPORATION

                              ---------------------
                                   PROSPECTUS
                              --------------------

                                     PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                   $     393
             Blue Sky Fees and Expenses                             100
             Printing and Engraving Expenses                      2,000
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                        10,000
             Miscellaneous Expenses                               2,507
                                                               --------
             TOTAL                                              $35,000
                                                                =======

             All expenses other than the SEC filing fees are estimated.

Item 15.  Indemnification of Officers and Directors.

      It is provided by Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16.  Exhibits

3(a)Articles of Incorporation           Incorporated
                                        by reference to Exhibit 3(a) of
                                        CEL-SCI's combined Registration
                                        Statement on Form S-1 and Post-Effective
                                        Amendment ("Registration Statement"),
                                        Registration Nos. 2-85547-D and 33-7531.

 (b)Amended Articles                    Incorporated by
                                        reference to Exhibit 3(a) of CEL-SCI's
                                        Registration Statement on Form S-1,
                                        Registration Nos. 2-85547-D and 33-7531.

 (c)Amended Articles (Name change only) Filed as Exhibit 3(c) to CEL-SCI's
                                        Registration Statement on Form S-1
                                        Registration Statement (No. 33-34878).

 (d) Bylaws                             Incorporated by reference to
                                        Exhibit 3(b) of CEL-SCI's Registration
                                        Statement on Form S-1, Registration Nos.
                                        2-85547-D and 33-7531.

(a)   Specimen copy of                 Incorporated by reference to Exhibit 4(a)
      Stock Certificate                of CEL-SCI's Registration Statement on
                                       Form S-1 Registration Nos. 2-85547-D and
                                       33-7531.

(b)   Designation of Series E         Incorporated by reference to Exhibit 4 to
      Preferred Stock                 report on Form 8-K dated August 21, 2001.

5.    Opinion of Counsel              ____________________________________

10(d) Employment Agreement with       Incorporated by reference to Exhibit 10(d)
      Maximilian de Clara             to the Company's Registration Statement on
                                      Form S-1 (Commission File #333-102639).

10(e) Employment Agreement with       Incorporated by reference to Exhibit 10(e)
      Geert Kersten                   to CEL-SCI's Registration Statement on
                                      Form S-3 (Commission File No. 333-106879).

10(q) Common Stock Purchase           Incorporated by reference to Exhibit 10(q)
      Agreement Paul Revere           to CEL-SCI's Registration  Statement  on
      Capital Partners Ltd.           Form  S-1 (Commission File Number 333-
                                      59798)

10(r) Stock Purchase Warrant          Incorporated by reference to Exhibit
      issued to Paul Revere           10(r) to CEL-SCI Registration Statement
      Capital Partners Ltd.           on Form S-1 (Commission File Number
                                      333-59798).

10(s) Securities Exchange Agreement   Incorporated by reference to Exhibit 10.1
      (together with Schedule         to report on Form 8-K dated August 21,
      by Instruction 2 to Item 601    2001.
      Regulation S-K)

10(t) Form of Series E Warrant         Incorporated by reference to Exhibit 10.2
                                       to report on Form 8-K dated August 21,
                                       2001.

10(u) Form of Secondary Warrant        Incorporated by reference to Exhibit 10.3
                                       to report on Form 8-K dated August 21,
                                       2001.

10(v)Note and Warrant Purchase         Incorporated by reference to Exhibit
    Agreement (together with Schedule  10(v) to CEL-SCI's Registration
    required by Instruction 2 to       Statement on Form S-3 (Commission
    Item 601 Regulation S-K)           File Number 333-76396)
    pertaining to notes sold in
    December 2001 and January 2002

10(vi) Note and Warrant Purchase        Incorporated by reference to Exhibit
       Agreement(together with          10(vi) to CEL-SCI's Registration
       Schedule required by             statement on Form S-3 (Commission File
       Instruction 2 to Item 601         No. 333-97171)
       Regulation S-K) pertaining
       to Series G notes and warrants

10(vii)Note and Warrant Purchase        Incorporated by reference to Exhibit
   Agreement (together with Schedule    10 to CEL-SCI's report on Form 8-K dated
   required by Instruction 2 to         January 14, 2003
   Item 601 Regulation S-K)
   pertaining to Series H notes and
   warrants

10(x) Distribution and Royalty          Incorporated   by  reference  to
      Agreement with Eastern Biotech    Exhibit 10(x) to  CEL-SCI's Registration
      Eastern Biotech                   Statement on Form S-3 (Commission File
                                        No. 333-106879).

10(y) Common Stock and Warrant Purchase  Incorporated by reference to Exhibit 10
      Agreement (together with Schedule to CEL-SCI's report on Form 8-K dated required by Instruction 2 to Item December 1, 2003.
      601 Regulation S-K).

23(a) Consent of Hart & Trinen             _____________________________


    (b) Consent of Deloitte & Touche, LLP  _____________________________



Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on the 8th day of December 2003.

                               CEL-SCI CORPORATION


                                       By: /s/ Maximilian de Clara
                                           -----------------------------------
                                           Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date


Maximilian de Clara           Director and Principal      December 8, 2003
------------------------      Executive Officer
Maximilian de Clara


Geert R. Kersten              Director, Principal         December 8, 2003
------------------------      Financial Officer
Geert R. Kersten              and Chief Executive Officer


Alexander G. Esterhazy        Director                    December 8, 2003
------------------------
Alexander G. Esterhazy


C. Richard Kinsolving         Director                    December 8, 2003
-------------------------
C. Richard Kinsolving, Ph.D.


Peter R. Young                Director                    December 6, 2003
------------------------
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION
                            REGISTRATION STATEMENT ON
                                    FORM S-3


                                    EXHIBITS









T. Cel-Sci Selling Shareholder S-3 12-03